Exhibit 10.8


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between VIRAL GENETICS, INC., a Delaware corporation (the "Company" or "Employer"), and _________________ ("Employee").

                                    Recitals

         A. Employer is a company engaged in the business of developing and distributing biomedical products and technology;

         B. Employee has been engaged in and has experience in the Employer's business;

         C. The Company desires to provide for the employment of Employee, to clearly set forth the relationship between the parties, and to restrict Employee from using certain confidential information and from competing with the Employer in the future.

                                    Agreement

         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated as a part of this Agreement, and of the mutual covenants contained herein and the mutual benefits to be derived hereunder, the parties agree as follows:

         1. Employment. Employer hereby employs Employee to perform those duties generally described in this Agreement, and Employee hereby accepts and agrees to such employment on the terms and conditions hereinafter set forth, all as of June 1, 2003 (the "Effective Date").

         2. Duties. Employer hereby employs Employee to serve as _________________ or in such other or alternative offices as the board of directors of the Company shall determine from time to time; provided, that in no event shall Employee be appointed to serve in a position lower in rank than a _________________ of the Company or its equivalent. Employee agrees to serve from time to time at the pleasure of the board of directors in such additional and/or other offices or positions with Employer as shall be determined by Employer's board of directors, without compensation except as set forth herein. Employee shall devote substantially all of his working time and efforts to the business of Employer and any other of Employer's subsidiary companies, if any, and shall not during the term of this Agreement be engaged in any other substantial business activities which will significantly interfere or conflict with the performance of his duties hereunder.

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         3. Reasonable Best Efforts. Employee agrees that he will at all times faithfully, industriously, and to the reasonable best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and explicit terms hereof.

         4. Vacations. Employee shall be entitled each year to a paid vacation of at least o weeks. Vacation shall be taken by Employee at times and with starting and ending dates determined by Employee taking into account the reasonable needs of Employer. Vacation or portions of vacations not used in one employment year shall carry over to the succeeding employment year, but shall thereafter expire if not used within such succeeding year.

         5. Term. The term of this Agreement shall be for the period commencing, on the Effective Date and continuing through May 31, 2006. This Agreement shall be renewed for successive one-year terms upon the agreement of the Employer and Employee to renew this Agreement. For all purposes of this Agreement, including for purposes of applying the renewal provisions of this paragraph to any term subsequent to the term then being extended, the Expiration Date shall mean May 31, 2006 for the initial term hereof or May 31 at the end of any one-year renewal term, as the case may be.

         6. Compensation.

         (a) Employer shall pay to Employee a base salary of o per annum, payable in accordance with the payroll procedures established by Employer for all its employees. Such salary shall be subject to an annual review and may be increased, but not decreased, by the Company's board of directors. The salary to Employee and all other compensation and benefits hereunder shall be subject to withholding and other applicable taxes.

         (b) If the Employer determines in its sole discretion it lacks the working capital to make any payment of salary provided for in subparagraph 6(a) when due, then the Employer may elect to accrue such payment of salary and defer payment until such time as it determines that it has sufficient working capital to make such payment in whole or in part.

         (c) For and in consideration of the agreement of the Employee to enter into this Agreement and as an incentive for the Employee to use his best efforts in pursuit of the Company's business, concurrently with the execution of this Agreement the Employer and Employee shall enter into the option agreement in the form attached hereto as Exhibit A (the "Option Form").

         (d) For and in consideration of the continued service of the Employee under this Agreement during the Term hereof, the Employer shall issue and deliver to the Employee on each anniversary date of this Agreement an option (the "Annual Option") to purchase o shares of the common stock of the Employer (subject to adjustment from time to time in the manner provided for in paragraph 4 of the Option Form) at an exercise price per share equal to the fair market value (determined in the same manner set forth in paragraph 1(e) of the Option
Form) as of the last trading date immediately preceding the date the Annual Option is to be issued on the same terms and conditions and in the same form as the Option Form.

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         7. Employment Benefits. Employee shall be entitled to participate in all of Employer's benefit plans, including but not limited to, long-term disability insurance, any stock option, medical, dental, life insurance, retirement, pension, profit sharing, or other plan as in effect from time to time on the same basis as other employees.

         8. Working Facilities. Employer will provide to Employee at Employer's principal executive offices suitable executive offices and facilities appropriate for his position and suitable for the performance of his responsibilities.

         9. Expenses. Employer shall bear the cost of all expenses reasonably incurred by the Employee in performing his duties under this Agreement. The expenses for which Employer will reimburse Employee include, but are not limited to, expenses for travel, lodging, meals, beverages, entertainment, and similar items. The Employee shall provide to Employer a monthly accounting of such expenses, all on a basis consistent with a reasonable policy established by Employer for its executive officers. Employee agrees to submit such documentation as may be necessary to substantiate the deductibility of the foregoing expenses for income tax purposes which are permitted under the Internal Revenue Code. Employee agrees to keep such records as are required under the Internal Revenue Code and the Regulations there under to enable substantiation of each of the said expenditures or reimbursements.

         10. Non-Solicitation. Except as provided in paragraph 14, below, during the period of this Agreement, and for an additional period after termination or expiration of this Agreement of one year, Employee agrees that he will not, directly or indirectly, solicit any person who was an employee of the Employer or any subsidiary of Employer at any time within six months prior to the date of termination or expiration of this Agreement; or solicit any person, governmental entity or agency, firm or business that was a supplier, customer or client of the Employer or any subsidiary of Employer at any time during the two year period prior to the date of termination or expiration of this Agreement with respect to any product or technology developed, under development, or contemplated for development by Employer prior to or as of the date of termination or expiration. The obligation not to solicit as described above is not limited during the term provided herein by territory. This covenant shall survive the termination of this Agreement.

         11. Non-Disclosure of Information. In further consideration of employment and the continuation of employment by Employer, Employee agrees as follows:

         (a) During the period of this Agreement and the period following termination or expiration of this agreement, Employee will not, directly or indirectly:

                  (i) use for his own benefit or give to any person not authorized by Employer to receive or use such information, except for the sole benefit of Employer, any marketing plans, results, or product marketing information, which are proprietary to Employer;

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                  (ii) use for his own benefit or give to any person not
         authorized by Employer to receive it, any plans or specifications, scientific know-how, formulas, technical data or information, clinical study protocols or data, patient or biologic information, customer lists, data, study, table, report, or the like owned by Employer, or any copy thereof; or

                  (iii) use for his own benefit or give to any persons not authorized by Employer to receive it any information that is not generally known to anyone other than Employer, or that is designated by Employer as "Limited", "Private", or "Confidential", or similarly designated.

This restriction will cease with respect to any item of proprietary or confidential information that becomes available to the public other than through fault of the Employee.

         (b) Employee shall keep himself informed of Employer's policies and procedures for safeguarding Employer's property, including proprietary data and information, and will strictly comply with those policies and procedures at all times during which the restrictions imposed by this paragraph 11 remain in effect. He will not, except when authorized by Employer or required for the performance of his duties hereunder, remove any of Employer's physical property from Employer's premises. He will return to Employer, immediately upon termination of employment, all of Employer's physical property in his possession or control.

         12. Disability. If Employee is unable to perform his services by reason of illness or incapacity, the compensation payable shall be as follows:

         (a) for any initial period of incapacity of three consecutive months or less, compensation to Employee shall not be affected in any way;

         (b) the compensation payable to Employee during the second consecutive three-month period of incapacity shall be one-half of the compensation provided for in paragraph 6, above; and

         (c) during the third consecutive three-month period of incapacity, one-fourth of the compensation provided for in paragraph 6, above;

provided, however, that no such compensation shall be payable with respect to any day after the termination of this Agreement; and provided further, that to the extent any disability insurance provided by or through the Employer pays part or all of the compensation stated above, the Employer shall have no obligation to make payment thereof to the Employee under this paragraph 12. Notwithstanding the foregoing, if such illness or incapacity does not cease to exist within such nine-consecutive-month period, as determined by a physician selected by the Employer, Employee shall not be entitled to receive any further compensation from Employer and Employer may thereupon terminate this Agreement. If Employee desires to return to work, but there is a dispute as to whether he is able to perform his duties hereunder, the issue shall be submitted to arbitration as provided in paragraph 25 hereof.

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         13. Termination for Cause. Except as set forth in the foregoing paragraph or due to the death of Employee, Employer may not terminate this Agreement during its term without cause. As used herein, cause shall mean that:

         (a) Employee has materially breached in a manner injurious to the Company the terms of this Agreement (other than as described in subparagraphs
(b) and (c) of this paragraph 13), and such breach has not been cured within 30 days following the date of written notice to Employee of such breach;

         (b) Employee has been grossly negligent in the performance of his duties at least three times in any consecutive 30-day period; or

         (c) Employee has engaged in material and willful or gross misconduct in the performance of his duties hereunder.

         14. Termination Payment.

         (a) In the event that the Employee's employment is terminated by the Employer for reasons other than cause as defined in paragraph 13, or is terminated by Employee for good reason (as hereinafter defined), the Employee shall be compensated by the Employer through a single sum payment payable within 30 days after such termination in an amount equal to the annual rate of salary provided for in paragraph 6(a) above in effect as of the date of termination, and issuance and delivery of an option to purchase o shares of the common stock of Employer (subject to adjustment from time to time in the manner provided for in paragraph 4 of the Option Form) at an exercise price per share equal to the fair market value (determined in the same manner as set forth in paragraph 1(e) of the Option Form) as of the last trading date immediately preceding the date of termination of the same terms and conditions and in the same form as the Option Form. In addition, Employer shall maintain for Employee at Employer's expense all life, long-term disability, and health and medical insurance in effect for the Employee as of the date of termination. So long as the termination payments called for by this subparagraph (a) are made by Employer, Employee shall be bound by the terms and obligations set forth in paragraph 10 of this Agreement for the term provided therein.

         (b) In the event that the Employee's employment is terminated by the Employee during the term hereof for any reason other than good reason or is terminated by the Employer during the term hereof for cause as provided in paragraph 13, Employee shall be entitled to receive only that compensation due and payable hereunder with respect to periods ended on or before the date of termination. So long as the termination payment called for by this subparagraph
(b) is made by Employer, Employee shall be bound by the terms and obligations set forth in paragraph 10 of this Agreement.

         (c) As used in this Agreement, termination for good reason shall mean termination by the Employee in the following circumstances: (i) a material breach by Employer of this Agreement, and such breach has not been cured within 30 days following the date of written notice to Employer of such breach; (ii) any person (other than the Employer, a subsidiary of the

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Employer, or an affiliate of the Employer) is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 50 percent or more of the combined voting power of the then outstanding securities of the Employer; or (iii) any merger or reorganization of the Employer whether or not another entity is the survivor, pursuant to which the holders, as a group, of all of the shares of the Employer outstanding prior to the transaction hold, as a group, less than 50 percent of the combined voting power of the Employer or any successor company outstanding after the transaction.

         (d) In the event Employee terminates this Agreement for good reason in accordance with paragraphs 14(c)(ii) or (iii), and Employee directly or indirectly serves or acts during the one year period following the date of termination of this Agreement as an owner, director, partner, officer, employee, agent, consultant, or in any other capacity with the successor in interest to the Employer, or any affiliate or assign of such successor, in which position the Employee renders 20 hours or more of services per week on average to such successor, Employee shall refund within thirty days following the date of first service or action the full amount of any termination payment made to Employee under this paragraph 14 to the Employer.

         15. Nontransferability. Neither Employee, his spouse, his designated contingent beneficiary, nor their estates shall have any right to anticipate, encumber, or dispose of any payment due under this Agreement. Such payments and other rights are expressly declared non-assignable and non-transferable except as specifically provided herein.

         16. Indemnification. Employer shall indemnify Employee and hold him harmless from liability for, and shall advance to him on a current basis any expenses incurred in connection with, acts, omissions, or decisions made by him while performing services for Employer to the greatest extent permitted by applicable law. Employer shall also use its best efforts to obtain and maintain during the term of this Agreement coverage for Employee in his capacity as an officer and director of Employer of any of its subsidiaries or affiliates under any insurance policy now in force or hereafter obtained during the term of this Agreement insuring officers and directors of Employer, in amounts acceptable to Employee, against such liability.

         17. Assignment. This Agreement may not be assigned (other than by will or by operation of law), by either party without the prior written consent of the other party. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

         18. Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the employment of Employee by Employer. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

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         19. Modification of Contract. This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

         20. Counterpart and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

         21. Cooperation. The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry. In this regard, Employer shall not engage in any course of conduct that is oppressive to Employee and intended by Employer to force Employee's resignation.

         22. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         23. Notices. Any notice, request, instruction, report or other document to be given to the parties shall be in writing and delivered personally or sent by certified mail, postage prepaid,

                           if to Employee:  _________________


                           if to Employer:  Viral Genetics, Inc.
                                            905 Mission Street
                                            South Pasadena, California 91030

or at such other address as any party shall specify to the other party in writing.

         24. Arbitration. In the event of dispute or controversy between the parties as to the performance hereof, this Agreement shall be and remain in full force and effect and all terms hereof shall continue to be complied with by both parties, it shall be submitted to two arbitrators, one to be appointed by each, and if those arbitrators do not agree, they shall select a third disinterested and competent person to act with them, and the decision of the three, or a majority of them, shall be final and conclusive. If either party does not appoint an arbitrator as aforesaid within 90 days after receipt of notice to the other that it desires arbitration, which notice shall state the name and address of the arbitrator appointed by such other, and does not within such period furnish to such other party the name and address of the second arbitrator, then the arbitrator first named shall appoint a disinterested and competent arbitrator for the party thus

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defaulting, and the two arbitrators so appointed shall select a third to act with them as aforesaid and with like effect. Cost of arbitration shall be borne by the parties equally. Judgment upon the reward rendered may be entered in any court having jurisdiction thereof.

         25. Enforcement. Employee acknowledges that any remedy at law for breach of paragraphs 10 and 11 would be inadequate, acknowledges that Employer would be irreparably damaged by an actual or threatened breach thereof, and agrees that Employer shall be entitled to an injunction restraining Employee from any actual or threatened breach of paragraphs 10 and 11 as well as any further appropriate equitable relief without any bond or other security being required. Employer may pursue enforcement of paragraphs 10 or 11 by commencing an action at law or in equity without first pursuing arbitration pursuant to paragraph 25 of this Agreement. In addition to the foregoing, each of the parties hereto shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

         26. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of California.

         27. Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

         28. Waiver. No failure by an party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach hereof shall constitute a waiver of any such breach or of any other covenant, agreement, term, or condition.


         AGREED and entered into on the __ day of ______ 200_.

                                    EMPLOYER:
                                                VIRAL GENETICS, INC.


                                                By______________________________
                                                    Duly Authorized Officer

                                    EMPLOYEE:

                                                ________________________________

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